  Exhibit (a)(1)(iii)
Letter of Transmittal
Regarding Shares in Ares Strategic Income Fund
Tendered Pursuant to the Offer to Purchase
Dated August 20, 2026
The Offer and withdrawal rights will expire on September 18, 2026 and this Letter of Transmittal must be received by
the Fund’s Transfer Agent, either by mail or by fax, by 4:00 p.m.,
Eastern Time, on September 18, 2026, unless the Offer is extended
Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein
Dear Shareholder:
The undersigned hereby tenders to Ares Strategic Income Fund, a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Delaware statutory trust (the “Fund”), the common shares of beneficial interest in the Fund, par value $0.01 per share (“Shares”), or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 20, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.
The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.
If the Fund accepts for purchase the Shares tendered hereby, the purchase price will be paid in cash to the undersigned. The cash payment(s) of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account from which your subscription funds were debited.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Letter of Transmittal
Regarding Shares in Ares Strategic Income Fund
For Clients of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Tendered Pursuant to the Offer to Purchase
Dated August 20, 2026
Your Merrill Lynch Financial Advisor/Portfolio Manager must submit this Letter of Transmittal for processing by
4:00 p.m., Eastern Time, on September 18, 2026, unless the Offer is extended
Should you wish to participate in the Offer, please contact your Merrill Lynch Financial Advisor/Portfolio Manager who will enter the order and provide you with a customized Letter of Transmittal for your account. The Letter of Transmittal generated for your account will need to be signed and returned or delivered to your Merrill Lynch Financial Advisor/Portfolio Manager.
For additional information call your Merrill Lynch Financial Advisor/Portfolio Manager.
Dear Shareholder:
The undersigned hereby tenders to Ares Strategic Income Fund, a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is organized as a Delaware statutory trust (the “Fund”), common shares of beneficial interest in the Fund, par value $0.01 per share (“Shares”), or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 20, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.
The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.
If the Fund accepts for purchase the Shares tendered hereby, the purchase price will be paid in cash to the undersigned. The cash payment(s) of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account from which your subscription funds were debited.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.
Instructions to Tendering Shareholder:
Please contact your Merrill Lynch Financial Advisor/Portfolio Manager who will enter the tender order and provide you with a customized Letter of Transmittal for your account. The Letter of Transmittal generated for your account will need to be signed and returned or delivered to your Merrill Lynch Financial Advisor/Portfolio Manager. For additional information, call your Merrill Lynch Financial Advisor/Portfolio Manager. If the shareholder chooses to fax the signed Letter of Transmittal (or otherwise deliver not in original form), it should mail the original Letter of Transmittal to its Merrill Lynch Financial Advisor/Portfolio Manager promptly after it is initially delivered (although the original does not have to be received before 4:00 p.m., Eastern Time, on September 18, 2026).

Tender Offer These Tender Offer Request Signature Pages (or “Signature Pages”) relate to the client’s (the “Client”) redemption or repurchase request from one or more investment funds (each, a “Fund”). The term “Fund” or “Funds” as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term “Interest” refers to any unit of participation, share, or other form of interest issued by a Fund. Registration / Client Account Details Account registration and address Account classification Exempt payee code Exemption from FATCA reporting code FATCA classifications Document No.: Taxpayer identification number 1 of 4 TENDER_0523

Document No.:Client Account No.: Request Tender / Redemption Details Fund Name: Effective Date Cut-off Date Channel Tender Type FullPartial Units (If Partial) Payment Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or Private Bank, as indicated above, who will facilitate the distribution of proceeds into the Client’s account. Signature By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. You represent that you are the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor. Document No.:2 of 4Client Account No.: TENDER_0523

Document No.:Client Account No.: Internal Revenue Code Certification Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows: (a) the Social Security/ Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9); (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding; and (c) if an exemption from the Foreign Account Tax Compliance Act (FATCA) reporting was on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct. Certification instructions. Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If one or more of the signatories listed here does not need to sign on behalf of the account, cross out their name. This does not apply to joint accounts. Signature 1: Signature 1 Signer’s name (please print) Signature 2: Signature 2 Signer’s name (please print) Signature 3: Signature 3 Signer’s name (please print) Signature 4: Signature 4 Signer’s name (please print) Signature 5: Signature 5 Signer’s name (please print) Signature 6: Signature 6 Signer’s name (please print) Document No.: 3 of 4 TENDER_0523

Document No.:Client Account No.: Investment Professional Attestation The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client’s contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es)/tranche(s) and series of Interests issued by each Fund in which the Client currently invests. Investment Professional name Investment Professional signature Document No.: 4 of 4 TENDER_0523